UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report : January 3, 2023

Archer Aviation Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 West Tasman Drive San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-272-3233

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ACHR	New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ACHR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Collaboration Agreement

On January 3, 2023, Archer Aviation Inc. (the “Company”) entered into a Manufacturing Collaboration Agreement (the “Collaboration Agreement”) with Stellantis N.V. (“Stellantis”), pursuant to which the Company and Stellantis will collaborate on the development and implementation of the Company’s manufacturing operations for the production of its eVTOL aircraft products. Pursuant to the Collaboration Agreement, Stellantis has agreed to provide personnel, resources and assistance supporting, among other things, construction plans and activities, powertrain automation, and manufacturing and industrial engineering activities relating to the Company’s eVOTL aircraft. In exchange, the Company has granted Stellantis certain exclusivity rights with respect to, among other things, the supply of technology, products or services to the Company, as well as certain contract manufacturing activities. Additionally, Stellantis has the right, in its sole discretion, to require the Company to enter into one or more transactions for the manufacture or assembly of the Company’s aircraft.

Unless earlier terminated in accordance with the terms of the Collaboration Agreement, the Collaboration Agreement will continue in effect until January 3, 2026. The Collaboration Agreement is subject to customary termination provisions, including but not limited to termination by either party for the other party’s uncured, material breach.

Forward Purchase Agreement

In connection with the Collaboration Agreement, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with Stellantis on January 3, 2023, pursuant to which the Company may elect, in the Company’s sole discretion, to issue and sell to Stellantis up to $150.0 million of shares (“Forward Purchase Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Shares”), following the satisfaction of certain Milestones (as defined in the Forward Purchase Agreement) and pursuant to the terms and conditions of the Forward Purchase Agreement. The first milestone with respect to $25.0 million of Forward Purchase Shares shall be achieved on or after the date of the execution of the Collaboration Agreement and the second and third milestone with respect to $70.0 million and $55.0 million of Forward Purchase Shares, respectively, will be satisfied upon achievement of certain milestones associated with the Company’s Midnight eVTOL aircraft and other conditions as set forth in the Forward Purchase Agreement. The Forward Purchase Shares to be issued pursuant to the Forward Purchase Agreement and in connection with the achievement of a Milestone shall be equal to: (i) the total value of Class A Shares associated with each Milestone, divided by (ii) the per share price equal to 90% of the VWAP (as defined in the Forward Purchase Agreement).

From and after the date of the Forward Purchase Agreement, Stellantis will maintain the right to nominate one individual for election to the board of directors of the Company (the “Board”) as a Class II director at the Company’s annual meeting of stockholders in 2023 through the date of the Company’s annual meeting of stockholders to occur in 2026 (which initial designee shall be Barbara J. Pilarski who currently serves as a Class II director on the Board) and, so long as Stellantis or its affiliates beneficially own Class A Shares equal to at least 12.5% of the Company’s outstanding Class A Shares, will have the right to continue to nominate one individual for election to the Board as a Class II director at the Company’s annual meeting of stockholders to occur in 2026 through the date of the Company’s annual meeting of stockholders in 2029.

The issuances of Forward Purchase Shares are subject to the satisfaction of customary closing conditions as set forth in the Forward Purchase Agreement, including but not limited to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act.

The Forward Purchase Agreement provides that Stellantis will be subject to a standstill provision commencing on the initial closing of the sale of Forward Purchase Shares and ending on the earlier of (i) December 31, 2024 and (ii) entry into a definitive agreement for a transaction that, if consummated, would result in a Change in Control (as defined in the Forward Purchase Agreement) (the “Standstill Period”). During the Standstill Period, Stellantis and its affiliates will not, among other things (i) participate in any solicitation of proxies, (ii) form, join or participate in any group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and (iii) effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities.

In addition, subject to certain limited exceptions, Stellantis will also be restricted from transferring or entering into an agreement that transfers the economic consequences of ownership of any of Stellantis’ Class A Shares, the Forward Purchase Shares, the Warrant or any Class A Shares to be issued upon exercise of the Warrant commencing on the initial closing of the sale of Forward Purchase Shares and ending on the earlier of (i) December 31, 2024 and (ii) a Change in Control, the entry into a definitive agreement for a transaction that, if consummated, would result in a Change in Control or the announcement by a third party to commence a tender or exchange offer that if consummated would result in a Change in Control.

Unless earlier terminated in accordance with the terms of the Forward Purchase Agreement, including upon certain terminations of the Collaboration Agreement, the Forward Purchase Agreement will terminate on December 31, 2024.

The Forward Purchase Agreement also entitles Stellantis to certain registration rights with respect to the Forward Purchase Shares and the Class A Shares issuable upon exercise of the Warrant as set forth in the Registration Rights Agreement.

Warrant Agreement

In connection with the Collaboration Agreement, the Company and Stellantis entered into a warrant to purchase Class A Shares of the Company (the “Warrant Agreement”), dated January 3, 2023, pursuant to which Stellantis is entitled to purchase up to 15.0 million Class A Shares, at an exercise price of $0.01 per share (the “Warrant”). The Warrant Agreement provides that the 15.0 million Class A Shares will become vested and exercisable by Stellantis in three separate tranches upon either (i) the performance by Stellantis of certain undertakings set forth in the Collaboration Agreement or (ii) the VWAP for the Class A Shares exceeding certain specified amounts. The Class A Shares subject to the Warrant will become vested and exercisable upon (i) an Automotive OEM Change of Control (as defined in the Collaboration Agreement) upon expiration of Stellantis’ right to terminate the Collaboration Agreement or (ii) a Liquidation Event if the Collaboration Agreement is not terminated by the Company or Stellantis prior to such Liquidation Event. The number of Class A Shares for which the Warrant is exercisable, as well as the exercise price, may be adjusted upon certain qualifying events, including but not limited to a merger, sales of assets, reclassification or recapitalization. Pursuant to the terms of the Warrant Agreement, the Warrant shall be exercisable, in whole or in part, but solely with respect to Class A Shares that have become vested in accordance with the Warrant Agreement, on or before (i) immediately prior to the closing of a Liquidation Event, and (ii) January 3, 2028.

Registration Rights Agreement

In connection with the Forward Purchase Agreement, the Company and Stellantis entered into a registration rights agreement (the “Registration Rights Agreement”), dated January 3, 2023, pursuant to which the Company has granted Stellantis certain demand, piggyback and resale shelf registration rights with respect to the Forward Purchase Shares and the Class A Shares issuable upon exercise of the Warrant. The registration rights terminate after Stellantis no longer holds any Registrable Securities (as defined in the Registration Rights Agreement) or with respect to any Registrable Securities, seven years after the date such Registrable Securities were issued to Stellantis.

The foregoing descriptions of the terms of the Collaboration Agreement, the Forward Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement (together, the “Agreements”) do not purport to be complete and are qualified in their entirety by reference to the full text of such Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K under the headings “Forward Purchase Agreement” and “Warrant Agreement” are hereby incorporated by reference into this Item 3.02.

The Warrant, the shares issuable upon exercise of the Warrant and the Forward Purchase Shares have or will be issued, respectively, pursuant to a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company will rely upon this exemption from registration under the Securities Act for the issuance of such securities based in part on the representations made by Stellantis in the Forward Purchase Agreement and Warrant Agreement, respectively. Stellantis will acquire the Warrant, the shares issuable upon exercise of the Warrant, and Forward Purchase Shares, respectively, for investment purposes only, and not with a view to resale or distribution in violation of any state or federal securities laws of the United States, and appropriate legends will be affixed to the Warrant, the shares issuable upon exercise of the Warrant, and the Forward Purchase Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Manufacturing Collaboration Agreement, dated January 3, 2023, by and between the Company and Stellantis

10.2*	Forward Purchase Agreement, dated January 3, 2023, by and between the Company and Stellantis

10.3	Warrant to Purchase Shares, dated January 3, 2023, by and between the Company and Stellantis

10.4	Registration Rights Agreement, dated January 3, 2023, by and between the Company and Stellantis

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

* Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.

Date: January 9, 2023	By:	/s/ Andy Missan
	Name:	Andy Missan
	Title:	Chief Legal Officer